 Exhibit 10.49

Repurchase Contract for Minsheng Financial Leasing

Repurchase Agreement

Serial number: [MSFL-2014-2953-V-HZ-009)-HG]

Minsheng Financial Leasing Co., Ltd.

June 10, 2015

Repurchase Contract for Minsheng Financial Leasing

Contents

1. Subject matter of repurchase	2

2. Repurchase conditions	3

3. Repurchase price	5

4. Repurchase procedures	5

5. Liability for breach of contract	7

6. Assignment of credit	7

7. Commitment and guarantee of repurchaser	7

8. Application of law and dispute resolution	8

9. Validity of agreement	8

10. Validation, change and termination of the agreement	9

11. Appendixes and copies	9

12. Communication	9

13. Signing address	10

14. Other agreements	10

Appendix 1: Repurchase Advice Note (Format text)	12

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Repurchase Contract for Minsheng Financial Leasing

Repurchase Agreement

Party A (Lessor): Minsheng Financial Leasing Co., Ltd.

Domicile: No.3 Building of Financial Centre, No.158, Xisandao Road, Kongxiang Tariff-free Zone, Tianjin

Legal representative: Kong Linshan

Phone: 010-68940066

Fax: 010-68489378

Party B (Repurchaser): Northern Altair Nanotechnologies Co., Ltd.

Domicile: North Dongzhuchang Village, Wuan Town, Wuan City, Handan, Hebei Province

 Legal representative: WEI Guohua

Phone: 0310-5677626

Fax: 0310-5677980

Whereas:

The lessor and the lessee Handan head company of public transport (Hereinafter referred to as "lessee") signed the Contract for Financial Leasing (Hereinafter referred to as Contract for Financial Leasing) with a contract No. of "MSFL-2014-2953-V-HZ-009" in July of 2015. The repurchaser is the vendor of lease hold of contract for financial leasing.

Through friendly negotiation, the lessor and repurchaser come to the following agreement on the repurchasing matters of lease hold under Contract for Financial Leasing.

1. Subject matter of repurchase

1.1 The subject matter of repurchase under this agreement is:

(1) Leased equipment under Contract for Financial Leasing;

(2) The leasing financial claim enjoyed by the lessor on lessee under Contract for Financial Leasing (The leasing financial claim under this agreement means that the leaser collects rent unpaid, other rights of accrued expenses and other contract rights from the lessee).

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2. Repurchase conditions

2.1 If the lessee has the following event of default under Contract for Financial Leasing, the lessor has the right to require the repurchaser to perform repurchase duty:

(1) The whole or part of rents of current period of lessee exceeds 30 natural days;

(2) Serious quality or technical problems exist in the lease hold, but the lessee and repurchaser, through common written confirmation, confirm that it is impossible to achieve leasing purpose;

(3) Any statement or guarantee made to lessor by lessee in Contract for Financial Leasing or the documents related to Contract for Financial Leasing isn't true and comprehensive;

(4) The lessee violates the Article 8 of Contract for Financial Leasing on the ownership of lessor on equipment leasing about the clause that it is not allowed to move away, cover or set the mark of owner, refusing lessor to inspect the leased equipment or voluntarily carrying out connexio, mixing and processing on leased equipment without written consent of lessor, etc., no measures are taken to correct within 10 days after written notice of lessor;

(5) The lessee violates the Article 9 of Contract for Financial Leasing about the regulation of leased equipment possession and use;

(5) The lessee violates the Article 10 of Contract for Financial Leasing about the regulation of leased equipment maintenance and repair, and does not take measures to correct within 10 days after written notice of lessor;

(7) The lessee fails to perform the obligation of effect on insurance according to agreement of Article 12 of Contract for Financial Leasing;

(8) The lessor reasonably believes that the guarantee provided by lessee decreases or losses guarantee credibility or guarantee ability, and the lessee still doesn't provide the guarantee meeting requirement of lessor within 10 days after the lessor informs;

(9) The lessee violates other clauses of Contract for Financial Leasing and still doesn't take measures to correct within 15 days after written notice of lessor;

(10) The lessee, without just cause, definitely shows that he will not perform "Contracts for Financial Lease", or the lessor has unambiguous evidence to prove that the lessee will not perform or cannot perform the contract when the deadline for performance of "Contracts for Financial Lease" comes, however the lessee fails to supplement and provide necessary performance guarantee or the performance guarantee supplemented and provided is insufficient to guarantee the performing of "Contracts for Financial Lease";

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(11) The event of default occurs under any contract signed by lessee and any the third party or the lessee fails to pay the debt under any contract signed by him and the third party, and such status may seriously and unfavorably affects the obligations performed by lessee under "Contracts for Financial Lease", however, the lessee fails to supplement and provide necessary performance guarantee or the performance guarantee is insufficient to guarantee the performing of "performance guarantee";

(12) The change situations including closing, termination of business, production suspending, reduction of capital, division and bankruptcy, etc. happen to the lessee or the lessee stops carrying on business of any main parts, or the lessee proposes the situations including application related to bankruptcy and business closing or the situations are proposed for lessee, or the economic status of lessee shows a substantial deterioration;

(13) The lessee carries out restructuring, mergers and acquisitions, combination, external guarantee or transferring all his or substantial assets, and it has affected the normal performance of contractual debt;

(14) The leased equipment is frozen, detained, executed, sealed up or other situations affecting normal operation of leased equipment occur, and the lessee fails to eliminate the above-mentioned circumstances within 10 working days after the circumstance occurs;

(15) The lessee abnormally and, violating principle of fairness, sell, transfer, rent or handle his business or assets in other ways, or all or any substantial part of property or rights of lessee is confiscated, detained, expropriated, sealed up, compulsively executed or deprived, which causes that the state of operation deteriorates seriously, sufficient to affect the ability to perform "Contracts for Financial Lease" for lessee;

(16) The lessee has any fraudulent conducts in process of performing "Contracts for Financial Lease";

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(17) Other major events probably affecting normal performance of contractual debt happen to the lessee , or the lessee has other behaviors seriously damaging leased equipment and lawful rights and interests of lessor.

2.2 When the particulars of a matter in Article 2.1 of the agreement occur and the lessor requires to perform repurchase obligation, the repurchaser hereon agrees to unconditionally repurchase the leased equipment and leasing financial claim according to repurchase price agreed in Article 3 of the agreement.

3. Repurchase price

3.1 The repurchase price under the agreement is the sum of three amounts as follows:

(1) All matured rents unpaid and all unmatured principal that lessee shall pay under "Contracts for Financial Lease";

(2) The liquidated damages that the lessee shall assume according to agreement of "Contracts for Financial Lease";

(3) The reasonable expenses incurred actually caused by the circumstance that the lessor coordinates with the repurchaser to carry out repurchase matters after he is agreed or entrusted by the repurchaser, including but not limited to the expenses including investigation charges, travelling expenses, lawyer's fee and expense of lawsuit, etc.

3.2 The specific repurchase price is confirmed when the repurchaser performs repurchase obligations and is clearly listed in Repurchase Advice Note (See appendix 1 for more about format).

4. Repurchase procedures

4.1 When the repurchase conditions under the agreement are completed, if the lessor requires the repurchaser to perform repurchase obligation, shall issue the Repurchase Advice Note. The Repurchase Advice Note shall be clearly lised with contents of repurchase matters, repurchase price, calculation basis, and payment term, etc. The lessor shall also notify the repurchase matters to the lessee in writing.

4.2 The repurchaser shall unconditionally pay all repurchase price to the following account within 5 working days after the lessor issues the Repurchase Advice Note:

Account name: Minsheng Financial Leasing Co., Ltd.

Opening bank: Beijing Weigong Village Branch of China Minsheng Banking Co., Ltd.

Bank account: 0121014040000361

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4.3 After the lessor receives all repurchase price of repurchaser, the ownership of leased equipment and leasing financial claim are transferred to the repurchaser, and the Contract for Financial Leasing terminates. If the repurchaser or lessee suffers a loss due to repurchase, they shall voluntarily handle through negotiations and it has nothing to do with the lessor.

4.4 The lessor shall transfer the ownership of leased equipment and leasing financial claim, issue Certificate for Transferring Ownership of Leased Equipment and hand over the document of laws related to the ownership of leased equipment and leasing financial claim within 5 working days after receiving all repurchaser's repurchase price. Such documents' handover shall be deemed to the transfer of the ownership of leased equipment and leasing financial claim. The lessor assumes no responsibility for the physical delivery and transfer of leased equipment and does not make any guarantee on the state and function of leased equipment. The repurchuser agrees to receive unconditionally according to the actual conditions at the scheduled time including the actual location and present condition during repurchasing. The specific delivery matters of leased equipment can be negotiated additionally by the repurchaser and lessee.

4.5 Within the term of lease, derogation and losses happen to the leased equipment, if it belongs to the circumstance in Article 11.2 of "Contracts for Financial Lease" or Article 11.3, however the lessor chooses the ways listed in Clause (2) of Article 11.3 to handle, when the repurchase conditions are completed and the lessor requires to repurchase, the repurchaser shall still perform the repurchase obligation to repurchase the leased equipment and leasing financial claim after replacement according to the agreement.

4.6 Within the term of lease, if the delivery cannot be completed due to derogation and losses of leased equipment or any other reasons, the repurchaser shall still perform repurchase obligation according to the agreement. The repurchase price agreed in Article 3 isn't changed (Unless the lessor has gained compensation from insurance money, at this moment, the part compensated by lessor from insurance money shall be deducted for the repurchase price). Under such circumstance, the lessor only needs to transfer leasing financial claim to the repurchaser without the need for delivery of leased equipment; the repurchaser shall not take the condition that leased equipment cannot be delivered as the counterargument for not performing repurchase obligation.

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5. Liability for breach of contract

5.1 The lessor shall, after the repurchaser has paid the repurchase price, timely handle procedures of transfer of ownership of leased equipment and leasing financial claim according to agreement. If it isn't handled timely according to agreement, shall compensate the direct losses caused to the repurchaser by this.

5.2 The repurchaser doesn't perform the repurchase obligation according to agreement and timely pay repurchase price with full amount when the repurchase conditions are completed, it is deemed to be the breach of contract of repurchaser. The repurchaser shall continue to comprehensively perform repurchase obligation. In addition, he shall also pay the liquidated damages to the lessor according to 5 parts in a million per day of overdue payment unpaid.

6. Assignment of credit

6.1 Within the expiration date of the agreement, the lessor, for the need of financing, has the right to transfer the whole or part of rights in "Contracts for Financial Lease" in ways of including but not limited to factoring, asset securitization and credit asset transfer, etc. to the commercial bank or other financial institutions.

6.2 The repurchaser hereby confirms that such transfer does not affect any rights and obligations of lessee in Contract for Financial Leasing and also does not affect the repurchase obligation of repurchaser under the agreement. No matter how the leasing financial claim is transferred, the repurchaser still has the obligation to perform repurchase obligation to the heir, alienee or successor of lessor.

7. Commitment and guarantee of repurchaser

7.1 The repurchaser promises that his repurchase obligation under the agreement is unconditional and irrevocable, and he shall guarantee to have performed all legal procedures and all other authorization approvals required.

7.2 The repurchaser promises that the repurchase obligation shall be still performed according to the agreement even if the leased equipment is detained and frozen by the organ of power.

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7.3 The repurchase obligations of repurchaser aren't influenced by the following matters or any other matters that shall not be attributed to the lessor:

(1) Name of repurchaser, address, articles, legal representative, business scope and change of nature of enterprise;

(2) Merger, division, termination of business, revocation, dissolution and bankruptcy, etc. happen to repurchaser.

7.4 The heir, alienee or successor of repurchaser are restricted by the agreement and shall assume all responsibilities under the agreement. Without written consent of lessor, the repurchaser shall not transfer any rights and obligations under the agreement.

8. Application of law and dispute resolution

8.1 The rights and obligations of each party under the agreement and items of the agreement apply to the Chinese law and are interpreted according to the Chinese law.

8.2 For the disputes related to the agreement, the lessor and repurchaser shall settle them through friendly consultation according to the contents agreed in the agreement. If they cannot be solved through negotiations, shall apply the regulation of Article 1 as follows:

(1)	Any party can institute a law suit to the People's Court with right of jurisdiction in Tianjin.
(2)	Choose___________________________to arbitrate:
(3)	Others:

9. Validity of agreement

9.1 The validity of agreement starts from date that it comes into effect and ends at the time that all leasing financial claim of lessor under "Contracts for Financial Lease" are realized.

9.2 The repurchaser hereby promises that, within the validity of agreement, once the repurchase conditions are completed and the lessor requires to perform the repurchase obligations, the repurchaser will unconditionally and comprehensively perform the repurchase obligation under the agreement items, and shall not take the circumstance that there exist other guarantors or guarantee types as grounds of defence.

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10. Validation, change and termination of the agreement

10.1 The agreement is the appendix of "Contracts for Financial Lease". If there exists discrepancy between the agreement and Contract for Financial Leasing, it is deemed to be the change and modification of "Contracts for Financial Lease".

10.2 The agreement comes into effect after the legal representative or authorized agent of both parts of lessor and repurchaser signs and affixes the official seal.

10.3 For all circumstances related to modification, supplement or change on the agreement, shall make in in writing separately, and come into effect after the legal representative or authorized agent of both parties signs and seals. The above-mentioned modification, supplement or change is the indivisible component part of the agreement. Without written consent of other parties, any party shall not transfer any rights and obligations under the agreement or the agreement items.

10.4 Both parties hereby solemnly confirm that, unless otherwise specified in the agreement, any party shall not arbitrarily terminate the agreement in advance.

11. Appendixes and copies

11.1 The appendixes of the agreement include:

Appendix 1: Repurchase Advice Note (Format text)

11.2 The agreement original is in quadruplicate and both parties hold 2 copies. Each one has the same legal effect.

12. Communication

12.1 Various notices, requirements or other communication that shall be made under the agreement items shall be made in writing and be sent to the following address or telex or fax number of parties concerned (Or other addresses, telexes or fax numbers notified to the other party by the addressee 10 days in advance):

To lessor: Minsheng Financial Leasing Co., Ltd.

Addressee: ZHANG Min

Address: Floor 4, Guest Building, Beijing Friendship Hotel, Nanda Street No.1, Zhongguancun, Haidian District, Beijing

Phone: 010-68940066-9712

Fax: 010-68484326

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To repurchaser: Northern Altair Nanotechnologies Co., Ltd.

Addressee: WEI Guohua

Address: North Dongzhuchang Village, Wuan Town, Wuan City, Handan, Hebei Province

Phone: 0310-5677626 Fax: 0310-5677980

12.2 Any notices, requirements or other communications issued to the parties concerned under the agreement items according to the above-mentioned address shall be deemed as service of process:

(1) If they are sent in a form of letter, it shall be deemed to be service of process once it is actually delivered to the relevant address;

(2) If they are sent in a form of telex, it is deemed to be the service of process once the confirmation receipt is sent and received;

(3) If they are sent in a form of fax, it is deemed as the service of process once they are sent out.

13. Signing address

13.1 The signing address of the agreement is Haidian District, Beijing.

14. Other agreements

 (There is no main body as follows)

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(This page is the signature page without text)

Lessor (Official seal): Minsheng Financial Leasing Co., Ltd. (Seal)

Minsheng Financial Leasing Co., Ltd. Special seal for contractual use (Seal)

Legal representative (Or authorized agent):                   (Signature or seal)

Date: June 10, 2015

Repurchaser (Official seal): Northern Altair Nanotechnologies Co., Ltd. (Seal)

Northern Altair Nanotechnologies Co., Ltd. (Seal)

Legal representative (Or authorized agent):                        (Signature or seal)

Date: June 10, 2015

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Appendix 1: Repurchase Advice Note (Format text)

Repurchase Advice Note

Serial number:

____________________________________________(Repurchaser):

According to the Repurchase agreement (Contract No.:_________)signed by your company, our company and lessee______________________, your company shall perform repurchase obligations when the repurchase conditions are completed.

As the following matters occur________________, according to agreement of Repurchase agreement, the repurchase conditions have been completed and our company now formally requires your company to perform repurchase obligations.

Please, after your company remits the repurchase price (RMB__________) to our company account (Account name:________; deposit bank:_______; account number:________) in a lump sum before______Year____Month____Day after receiving the advice note. If your company doesn't pay overdue repurchase price with a full amount, shall pay liquidated damages to our company according to___in a million per day of overdue payment unpaid, please understand.

Attach: One copy of details about repurchase price

Minsheng Financial Leasing Co., Ltd.                                 (Seal)

Legal representative (Or authorized agent):                      (Signature or seal)

Date:

One advice note is copied to               lessee              .

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